SIXTH AMENDMENT TO
                            EXHIBITION TOUR AGREEMENT


         This Sixth Amendment to Exhibition Tour Agreement (this "Sixth Amendment") is entered into this __ day of May, 2004 by and between RMS TITANIC, INC., a Florida corporation ("RMST") and CLEAR CHANNEL ENTERTAINMENT - EXHIBITS, INC., a Delaware corporation, formerly knows as SFX Family Entertainment, Inc., a Delaware corporation and successor in interest to Magicworks Entertainment, Inc. ("CCE Exhibits").

                                    RECITALS
                                    --------

A. RMST and CCE Exhibits have previously entered into that certain Exhibition Tour Agreement dated March 31, 1999 (the "Agreement").

B. RMST and CCE Exhibits amended the Agreement on September 18, 2000 (the "First Amendment").

C. RMST and CCE Exhibits amended the Agreement on May 7, 2001 (the "Second Amendment").

D. RMST and CCE Exhibits amended the Agreement on March 7, 2002 (the "Third Amendment").

E. RMST and CCE Exhibits amended the Agreement on May 1, 2002 (the "Fourth Amendment").

F. RMST and CCE Exhibits amended the Agreement on August 15, 2003 (the "Fifth Amendment"). The First, Second, Third, Fourth and Fifth Amendments are collectively referred to herein as the "Prior Amendments."

G. RMST and CCE Exhibits desire to amend the Agreement, as amended by the Prior Amendments, as more fully set forth herein.

                                 SIXTH AMENDMENT
                                 ---------------

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto do hereby agree as follows:

1. Defined Terms. Each capitalized term used in this Sixth Amendment which is not defined herein will have the meaning assigned thereto pursuant to the provisions of the Agreement, as amended by the Prior Amendments.

2.       Purchase of Exhibitry.

(a) Pursuant to the Fifth Amendment, RMST agreed to purchase the Exhibitry from CCE Exhibits for the purchase price of Six Hundred Thousand Dollars ($600,000) (the "Purchase Price"). By its execution of this Sixth Amendment, RMST is agreeing to pay for all costs connected with the conservation of the "big piece" after the Tampa venue, and as a result of such agreement will receive a credit of $31,500 against the Purchase Price.

(b) The remaining $568,500.00 of the Purchase Price shall be paid by RMST as follows:

(i) RMST shall receive a credit against the Purchase Price in the amount of the royalty due to RMST from CCE Exhibits with respect to the period from January 1, 2004 through from May 31, 2004 (which shall be the closing date for the Tampa Exhibition) which royalty amount RMST hereby authorizes CCE Exhibits to retain in partial satisfaction of the Purchase Price;

(ii) The Purchase Price will be increased by the amount of any downward adjustment made to the royalty payable with respect to the London Exhibition for calendar year 2003 if an audit of such period results in a lower royalty payment being due to RMST than the amount that has previously been made with respect thereto;

(iii) RMST shall receive a credit against the Purchase Price in the amount in the amount of any upward adjustment to the royalty payable with respect to the London Exhibition for calendar year 2003 if an audit of such period results in a higher royalty payment being due to RMST than the amount that has previously been made with respect thereto (which adjustment amount RMST hereby authorizes CCE Exhibits to retain in partial satisfaction of the Purchase Price);

(iv) Upon submission of a paid invoice for such shipping, RMST shall receive a credit against the Purchase Price in the amount of one-half of the cost of shipping the "big piece" from Tampa, Florida to the conservator, such credit under this subparagraph (iv) not to exceed in any event $3,500.00; and

(v) The balance of the Purchase Price shall be paid as follows: (A) if, on December 1, 2004, the unpaid balance of the Purchase Price is $50,000 or more, RMST shall make a payment on such date against the outstanding Purchase Price in the amount of $50,000 but if, on such date, the unpaid balance of the Purchase Price is less than $50,000, RMST shall repay the entire unpaid Purchase Price on such date; (B) if, on May 1, 2005, the unpaid balance of the Purchase Price is $50,000 or more, RMST shall make a payment on such date against the outstanding balance of the Purchase Price in the amount of $50,000 but if, on such date, the unpaid balance of the Purchase Price is less than $50,000, RMST shall repay the entire Purchase Price on such date; and (C) any unpaid portion of the Purchase Price outstanding on December 1, 2005 shall be paid in full on such date. RMST shall have the right to prepay all or any portion of the unpaid Purchase Price at any time.

(c) Pursuant to the Fifth Amendment, RMST agreed to deliver to CCE Exhibits a Letter of Credit securing its payment of the unpaid amount of the Purchase Price. RMST has requested CCE Exhibits to waive the requirement that RMST deliver the Letter of Credit, and CCE Exhibits is willing to do so provided RMST grants a security interest to CCE Exhibits in the Exhibitry and its accounts and other amounts payable to it with respect to any future exhibitions of the Titanic artifacts. In consideration of the foregoing, RMST agrees to execute a Security Agreement in favor of CCE Exhibits, whereby RMST grants a security interest to CCE Exhibits in all of the Exhibitry and accounts and other amounts payable to RMST with respect to future exhibitions of the Titanic artifacts, which Security Agreement shall be in form and substance satisfactory to CCE Exhibits. Such Security Agreement will contain, among other items, an authorization by RMST to CCE

     Exhibits to file, in such jurisdictions where CCE Exhibits deems necessary, a UCC-1 Financing Statement, without the necessity of the signature of RMST, describing the collateral covered by such Security Agreement. Once the Purchase Price is paid in full, CCE Exhibits will release its security interest against the Exhibitry and other collateral.

(d) The provisions of this Section 2 shall supersede the provisions of Section 4 of the Fifth Amendment.

3. Costs of Conservation. In consideration for its receipt of the credits against the Purchase Price for the Exhibitry described in paragraphs 2(a) and 2(b)(iv) above, RMST agrees to be responsible for, and pay for, shipping the "big piece" from Tampa, Florida to the conservator, and the conservation which will occur after the Tampa venue.

4. Acknowledgment of Receipt of Exhibitry. As an inducement to CCE Exhibits' entering into this Sixth Amendment, RMST hereby acknowledges and agrees with CCE Exhibits that RMST has received and taken possession of all items of the Exhibitry to which it is entitled, save and except the items of Exhibitry currently located at the Museum of Science and Industry in Tampa, Florida and used in connection with the Tampa Exhibition.

5. Ratification. Except as superseded by the express terms of this Sixth Amendment, all terms of the Agreement, as amended by the Prior Amendments, shall remain in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Sixth Amendment effective as of the day and year first above written.

RMS TITANIC, INC.                   CLEAR CHANNEL ENTERTAINMENT - EXHIBITS, INC.



By:                                          By:
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Printed Name:                                Printed Name:
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Title:                                       Title:
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